EX 99.28(h)(22)(iii)

Second Amendment to
12(d)(1) Investing Agreement

This Second Amendment to the 12(d)(1) Investing Agreement (the "Agreement") dated January 31, 2012, is made as of the date set forth below between Jackson Variable Series Trust (formerly, Curian Variable Series Trust) ("JVST"), a business trust organized under the laws of Massachusetts, on behalf of itself and its separate series listed on Schedule A (each, an "Investing Fund"), severally and not jointly, and the investment trusts listed on Schedule B (the "Vanguard Trusts"), on behalf of themselves and their respective series listed on Schedule B (each, a "Vanguard Fund"), severally and not jointly.

Whereas, the parties have agreed to amend the Agreement to reflect the addition of JNL Series Trust as a party to the agreement effective September 25, 2017.

Whereas, the parties have agreed to amend Schedule A of the Agreement to reflect the name changes of certain series of JVST and to add the names of the series of JNL Series Trust to the list of the registered investment companies listed on Schedule A.

Whereas, the parties have agreed to amend Schedule B of the Agreement to reflect the list of available ETFs for investment.

Now, Therefore, the parties hereto agree to amend the Agreement as follows:

1.	The definition of Investing Fund in the introductory paragraph of the Agreement is hereby deleted and replaced with the following:

Jackson Variable Series Trust (formerly, Curian Variable Series Trust) ("JVST"), a business trust organized under the laws of Massachusetts, and JNL Series Trust ("JNLST"), a business trust organized under the laws of Massachusetts, (JVST and JNLST each, a "Jackson Trust") each on behalf of itself and its separate series listed on Schedule A (each series, an "Investing Fund")

2.	Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A attached hereto.

3.	Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B attached hereto.

4.	Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

5.
The Investing Funds and the Vanguard Trusts hereby each represent and warrant to the other parties that it has full authority to enter into this Amendment upon the terms and conditions hereof and that the individual executing this Amendment on its behalf has the requisite authority to bind the Investing Funds and the Vanguard Trusts to this Amendment.

In Witness Whereof, the parties hereto have caused this Amendment to be executed and effective as of September 25, 2017.  This Amendment may be executed in two or more counterparts, which together shall constitute one document.

Jackson Variable Series Trust, on behalf of itself and each Investing Fund listed on Schedule A	Each Of The Vanguard Trusts, on behalf of itself and the Vanguard Funds listed on Schedule B

By: /s/Kelly L. Crosser	By: /s/Laura J. Merianos
Name: Kelly L. Crosser	Name: Laura J. Merianos
Title: Assistant Secretary	Title: Assistant Secretary

JNL Series Trust, on behalf of itself and each Investing Fund listed on Schedule A

By: /s/Kelly L. Crosser
Name: Kelly L. Crosser
Title: Assistant Secretary

Schedule A
List of Investing Funds
(as of September 25, 2017)

Jackson Variable Series Trust	Adviser	Sub-Adviser
JNL Tactical ETF Moderate Fund (formerly, JNL Tactical ETF Conservative Fund) (formerly, Curian Tactical Advantage 35 Fund)	Jackson National Asset Management, LLC	Mellon Capital Management Corporation
JNL Tactical ETF Moderate Growth Fund (formerly, JNL Tactical ETF Moderate Fund) (formerly, Curian Tactical Advantage 60 Fund)	Jackson National Asset Management, LLC	Mellon Capital Management Corporation
JNL Tactical ETF Growth Fund (formerly, Curian Tactical Advantage 75 Fund)	Jackson National Asset Management, LLC	Mellon Capital Management Corporation

JNL Series Trust	Adviser	Sub-Adviser
JNL/Vanguard Growth Allocation Fund	Jackson National Asset Management, LLC	Mellon Capital Management Corporation
JNL/Vanguard Moderate Growth Allocation Fund	Jackson National Asset Management, LLC	Mellon Capital Management Corporation
JNL/Vanguard Moderate Allocation Fund	Jackson National Asset Management, LLC	Mellon Capital Management Corporation

SCHEDULE B
List of Vanguard Trusts and Vanguard Funds that offer an ETF Share Class

VANGUARD ADMIRAL FUNDS
Vanguard S&P 500 Value Index Fund
Vanguard S&P 500 Growth Index Fund
Vanguard S&P Mid-Cap 400 Index Fund
Vanguard S&P Mid-Cap 400 Value Index Fund
Vanguard S&P Mid-Cap 400 Growth Index Fund
Vanguard S&P Small-Cap 600 Index Fund
Vanguard S&P Small-Cap 600 Value Index Fund
Vanguard S&P Small-Cap 600 Growth Index Fund

VANGUARD BOND INDEX FUNDS
Vanguard Intermediate-Term Bond Index Fund
Vanguard Long-Term Bond Index Fund
Vanguard Short-Term Bond Index Fund
Vanguard Total Bond Market Index Fund

VANGUARD CHARLOTTE FUNDS
Vanguard Total International Bond Index Fund

VANGUARD INDEX FUNDS
Vanguard Extended Market Index Fund
Vanguard Growth Index Fund
Vanguard Mid-Cap Index Fund
Vanguard Mid-Cap Growth Index Fund
Vanguard Mid-Cap Value Index Fund
Vanguard Small-Cap Index Fund
Vanguard Small-Cap Growth Index Fund
Vanguard Small-Cap Value Index Fund
Vanguard Total Stock Market Index Fund
Vanguard Value Index Fund
Vanguard Large-Cap Index Fund
Vanguard 500 Index Fund

VANGUARD INTERNATIONAL EQUITY INDEX FUNDS
Vanguard Emerging Markets Stock Index Fund
Vanguard European Stock Index Fund
Vanguard FTSE All-World ex-US Index Fund
Vanguard FTSE All-World ex-US Small-Cap Index Fund
Vanguard Pacific Stock Index Fund
Vanguard Total World Stock Index Fund
Vanguard Global ex-U.S. Real Estate Index Fund

VANGUARD MALVERN FUNDS
Vanguard Short-Term Inflation-Protected Securities Index Fund

VANGUARD MUNICIPAL BOND FUNDS
Vanguard Tax-Exempt Bond Index Fund

VANGUARD SCOTTSDALE FUNDS
Vanguard Short-Term Corporate Bond Index Fund
Vanguard Intermediate-Term Corporate Bond Index Fund
Vanguard Long-Term Corporate Bond Index Fund
Vanguard Short-Term Government Bond Index Fund
Vanguard Intermediate-Term Government Bond Index Fund
Vanguard Long-Term Government Bond Index Fund
Vanguard Mortgage-Backed Securities Index Fund
Vanguard Russell 1000 Index Fund
Vanguard Russell 1000 Value Index Fund
Vanguard Russell 1000 Growth Index Fund
Vanguard Russell 2000 Index Fund
Vanguard Russell 2000 Value Index Fund
Vanguard Russell 2000 Growth Index Fund
Vanguard Russell 3000 Index Fund

VANGUARD SPECIALIZED FUNDS
Vanguard Dividend Appreciation Index Fund

VANGUARD STAR FUNDS
Vanguard Total International Stock Index Fund

VANGUARD TAX-MANAGED FUNDS
Vanguard Developed Markets Index Fund

VANGUARD WHITEHALL FUNDS
Vanguard High Dividend Yield Index Fund
Vanguard Emerging  Markets Government Bond Index Fund
Vanguard International Dividend Appreciation Index Fund
Vanguard International High Divided Yield Index Fund

VANGUARD WORLD FUNDS
Vanguard Consumer Discretionary Index Fund
Vanguard Consumer Staples Index Fund
Vanguard Energy Index Fund
Vanguard Extended Duration Treasury Index Fund
Vanguard Financials Index Fund
Vanguard Health Care Index Fund
Vanguard Industrials Index Fund
Vanguard Information Technology Index Fund
Vanguard Materials Index Fund
Vanguard Mega Cap Index Fund
Vanguard Mega Cap Growth Index Fund
Vanguard Mega Cap Value Index Fund
Vanguard Telecommunication Services Index Fund
Vanguard Utilities Index Fund

Schedule B Last Updated: July 13, 2017